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Exhibit 21.1


List of Subsidiaries

Oasis California, Inc.
100% Owned

O.R.I., Inc.
100% Owned

O.R.I. - Colorado, Inc.
100% Owned

O.R.I. Park, Inc.
100% Owned

O.R.I. Wexford, Inc.
100% Owned